                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Industrial Scientific Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                    DRAFT 4/8/97

ISC Logo

Annual Meeting -- June 11, 1997

                                  May 5, 1997

Dear Shareholder:

     You are invited to attend the Company's Annual Meeting of Shareholders on Wednesday, June 11, 1997, at 10:00 a.m. in the Company's headquarters building, 1001 Oakdale Road, Oakdale, Pennsylvania. The building is located at the Hankey Farms Exit off Route 22/30 West from the Parkway, between downtown Pittsburgh and the International Airport. It is approximately five miles from the town of Oakdale.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. Whether or not you plan to attend the Annual Meeting, you are urged to sign, date and mail the enclosed Proxy Card as soon as possible in the postage paid envelope. Regardless of the number of shares of stock in your holding, it is important that your shares be represented. If you attend the Annual Meeting you may withdraw your proxy and vote in person.

     Admission to the meeting will be by Admission Card. If you plan to attend, please check the box that indicates you plan to attend the meeting before mailing the Proxy Card. This will enable us to expedite your admittance and help with the meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

     The Annual Meeting gives us an opportunity to review results, get acquainted and present other material that may give you more knowledge about the Company. Your interest in Industrial Scientific Corporation is greatly appreciated. On behalf of the Directors, Management and Employees, I hope you will be able to join us on Wednesday, June 11.


                                         Sincerely,


                                         Kenton E. McElhattan
                                         Chairman of the
                                         Board of Directors

                       INDUSTRIAL SCIENTIFIC CORPORATION

                    Notice of Annual Meeting of Shareholders

                                 June 11, 1997

     The 1997 Annual Meeting of the shareholders of Industrial Scientific Corporation, a Pennsylvania corporation (the "Company"), will be held at the Company headquarters, Oakdale, Pennsylvania, on Wednesday, June 11, 1997 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of:

     1. To amend the Company's Articles of Incorporation to remove the classification of the Board of Directors;

     2. To elect five Directors of the Company, each to serve until the Company's next annual meeting if proposal 1 above is approved, or to elect two Directors for a three-year term to expire at the 2000 Annual Meeting of Shareholders if proposal 1 above is not approved; and

     3. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on April 28, 1997 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended January 25, 1997 is being mailed herewith to each shareholder.

     Please sign, date and return the enclosed Proxy Card in the postage-paid and addressed envelope provided. If you plan to attend, please check the Proxy Card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds your shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                               By Order of the Board of Directors


                               Patricia L. Gerney
                               Secretary

1001 Oakdale Road
Oakdale, PA  15071
May 5, 1997

                                PROXY STATEMENT

     This proxy statement is being mailed to the shareholders of Industrial Scientific Corporation, a Pennsylvania corporation (the "Company"), on or about May 5, 1997 in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of shareholders to be held at 10:00 a.m., Eastern Daylight Savings Time, on Wednesday, June 11, 1997 at the Company headquarters, Oakdale, Pennsylvania and any adjournments thereof. Proxies are revocable until exercised, but under Pennsylvania law such revocation is not effective until notice thereof has been given to the Secretary of the Company at its principal executive office, 1001 Oakdale Road, Oakdale, Pennsylvania 15071 or at the 1997 Annual Meeting. A copy of the Company's Annual Report to shareholders for the year ended January 25, 1997 is being furnished with this proxy statement.

     The Board of Directors has fixed the close of business on April 28, 1997 as the record date (the "Record Date") for determining shareholders entitled to vote at the meeting.

     On the Record Date the Company had outstanding [     ] shares of Common
Stock, par value $.01 per share (the "Common Stock"). Each holder of record at the close of business on the Record Date of Common Stock is entitled to one vote for each share held.

                                 VOTE REQUIRED

     The Articles of Incorporation of the Company require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote in order to approve the amendment to the Articles of Incorporation that will eliminate the classification of the Board of Directors. Directors are elected by a plurality of the votes cast by the shareholders.

     Abstentions and broker non-votes have no effect on the election of Directors or on the proposal to amend the Company's Articles of Incorporation. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                               PROPOSAL NUMBER 1:

                           AMENDMENT OF THE COMPANY'S
                           ARTICLES OF INCORPORATION

     On April 9, 1997, the Board of Directors unanimously approved an amendment to the Company's Amended and Restated Articles of Incorporation (the "Amendment") removing the classification of the Board of Directors and authorized the submission of the Amendment to the Company's shareholders for their consideration and approval.

     Article 6 of the Articles of Incorporation currently provides for classification of the Directors into three classes, each to be elected to three year terms. The Amendment eliminates the provisions of Article 6 relating to the election of Directors on a classified basis. If the Amendment is approved, each Director will be elected for a one-year term that expires upon the election and qualification of such Director's successor at the next succeeding annual meeting of the shareholders or at such Director's earlier death, resignation or removal.

     In connection with the Company's initial public offering in 1993, the classified board provision was included in its Articles of Incorporation in an attempt to provide for a certain continuity and stability in both the composition of and long-range policies formulated by the Board of Directors. In addition, the classification of the Board of Directors was viewed as serving an anti-takeover function.

     While the Board of Directors has not determined that these benefits are not valid, it believes that it is more important that the Board of Directors be responsive to and representative of the current views of the shareholders and that this can more easily be ensured by having the shareholders elect the full Board of Directors at each annual meeting of shareholders.

     If the Amendment is approved, each Director elected at the Annual Meeting of shareholders will serve until the next annual meeting. Vacancies on the Board of Directors which occur during the year may be filled by the Board of Directors, and each person so selected shall hold office until the next Annual Meeting of shareholders and until said Director's successor has been selected and qualified or until said Director's earlier death, resignation or removal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER 1, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             ELECTIONS OF DIRECTORS

     The Board of Directors, acting pursuant to the Bylaws of the Company, has determined that the number of directors constituting the full Board of Directors shall be five at the present time.

     If the proposed amendment to the Company's Articles of Incorporation is adopted, the Board of Directors of the Company has nominated five persons for election as Directors to serve until the next annual meeting of shareholders and their successors are elected and qualified.

     In the event the proposed amendment is not adopted, the Company's Articles of Incorporation currently requires that the Board of Directors be divided into three classes as nearly equal in size as possible serving staggered terms of three years each. As the terms of directors Kent D. McElhattan and James D. Morton will expire at the 1997 Annual Meeting, the Board of Directors has nominated them for reelection if the proposed amendment is not adopted.

     Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If a nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Nominees for Director

     Set forth below is certain information, including business experience during the past five years, concerning each of the nominees for Director. Each of the nominees has agreed to serve if elected.

     Kenton E. McElhattan, Age 74, has been a Director and Chairman of the Board of the Company since January, 1985. Prior to 1985, he was the Chief Executive Officer of National Mine Service Company. Kenton E. McElhattan is the father of Kent D. McElhattan.

     Kent D. McElhattan, Age 48, has been a Director, President and Chief Executive Officer of the Company since January, 1985. Prior to 1985, he was Vice President and General Manager of the Industrial Safety Division of National Mine Service Company, the predecessor to the Company.

     Herbert F. Gerhard, Age 67, has been a Director of the Company since 1985. He retired in May, 1995, as President and Chief Executive Officer of National Mine Service Company. He had served in this position since 1985.

     James D. Morton, Age 69, has been a Director of the Company since 1985. Mr. Morton has been a shareholder in the law firm of Buchanan Ingersoll Professional Corporation since 1980.

     Donald J. McGraw, Age 53, has been a Director of the Company since 1995. Dr. McGraw currently serves as Medical Director, Occupational and Environmental Medicine, and attending physician at Shadyside Hospital in Pittsburgh, PA. He is also Associate Professor of Occupational and Environmental Medicine, and Clinical Instructor, Internal Medicine at the University of Pittsburgh School of Medicine and Public Health, and a member of the Attending Staff. Dr. McGraw serves as a director for numerous medical and health related organizations.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES. IN THE EVENT PROPOSAL NUMBER 1 ABOVE IS APPROVED BY THE SHAREHOLDERS, PROXIES SOLICITED HEREBY WILL BE VOTED FOR ALL FIVE NOMINEES UNLESS THE SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. IN THE EVENT PROPOSAL NUMBER 1 ABOVE IS NOT APPROVED BY THE SHAREHOLDERS, PROXIES SOLICITED HEREBY WILL BE VOTED FOR MESSRS. McELHATTAN AND MORTON UNLESS THE SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

               ACTIVITIES AND FUNCTIONS OF THE BOARD OF DIRECTORS

     During fiscal year 1996 the Board of the Company held 4 meetings. Each of the Directors attended all of the meetings of the Board and of Committees of the Board on which he served.

     The members of the Audit Committee are Messrs. Kenton E. McElhattan, Chairman, Herbert F. Gerhard, James D. Morton and Donald J. McGraw. The Audit Committee's duties include recommending to the Board of Directors the selection of independent accountants to audit the Company's financial records, reviewing the overall approach followed by the independent auditors and such further actions as it deems necessary to insure the integrity of the Company's published financial statements. The Audit Committee held 2 meetings during fiscal year 1996.

     The members of the Compensation Committee are Directors, James D. Morton, Chairman, Kenton E. McElhattan, Herbert F. Gerhard and Donald J. McGraw. Action was also taken by unanimous consent. The committee's duties are (1) provide overall guidance for officer compensation policies; (2) establish guidelines for the Key Managers Incentive Plan; and (3) administer the Company's 1993 Stock Option Plan. The Compensation Committee held 1 meeting during fiscal year 1996.

     The Company does not have a standing nominating committee. The full Board of Directors is responsible for the evaluation and recommendation of qualified nominees, as well as other matters pertaining to Board composition and size. The Board will give appropriate consideration to persons recommended by shareholders in accordance with the Company's Bylaws.

     Nominations for Directors at the Annual Meeting, other than those made by or on behalf of the Board of Directors, must be submitted in writing and received by the Chairman of the Board of Directors of the Company at least 60 days prior to the anniversary date of the immediately preceding annual meeting (April 11, 1998 in case of the 1997 Annual Meeting), and must comply with certain other requirements as set forth in the Bylaws of the Company, a copy of which may be obtained upon written request to the Secretary of the Company at 1001 Oakdale Road, Oakdale, Pennsylvania, 15071.


                   BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

     The following table sets forth information, as of April 15, 1997 concerning the number of shares of Common Stock of the Company, including shares of Common Stock as to which a right to acquire beneficial ownership exists (for example, through the exercise of stock options, or various trust arrangements) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Act, of:(i) each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each nominee and Director, (iii) all executive officers of the Company named in the Summary Compensation Table on page 7 hereof ("Named Executives") and (iv) all Directors and executive officers as a group.

                           Number of Shares of Common
                            Stock Beneficially Owned
                              as of April 15, 1997
                              --------------------

                                            Percent of
                                               Out-
                              Number of      standing
                                Shares        Common
                             Beneficially      Stock
                                Owned        Owned(1)
                             ------------  -------------

Kenton E. McElhattan (2)        1,459,360          43
Florence L. McElhattan(3)       1,459,360          30
Kent D. McElhattan (4)          1,002,612
James P. Hart (5)                   3,126          --
Garth F. Miller (6)                 2,922          --
Herbert F. Gerhard (7)              1,500          --
James D. Morton (8)                 2,000          --
Donald J. McGraw (9)                3,150          --
All Directors and
  executive officers as
  a group (9 persons)           2,475,540          73

___________________________________

1.  Percentages of less than 1 percent are omitted.


2. Includes 750,000 shares held by Mr. McElhattan's wife, Florence L. McElhattan and 14,400 shares held in the Industrial Scientific Corporation Foundation, as to which beneficial ownership is disclaimed. Also includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

3. Includes 709,360 shares beneficially owned by Mrs. McElhattan's husband, Kenton E. McElhattan, as to which beneficial ownership is disclaimed.

4. Includes 1,000 shares owned by Mr. McElhattan's wife, 90,080 shares held by various family trusts as to which Kent D. McElhattan serves as trustee, 14,400 shares held in the Industrial Scientific Corporation Foundation and 9,280 shares held by two of Mr. McElhattan's children, all as to which Mr. McElhattan disclaims beneficial ownership. Also includes

    2,352 shares which would be outstanding upon the exercise of immediately exercisable stock options.

4. Includes 450 shares owned by spouse as to which beneficial ownership is disclaimed. Also includes 1,576 shares which would be outstanding upon the exercise of immediately exercisable stock options.

5. Includes 1,200 shares owned by spouse as to which beneficial ownership is disclaimed. Also includes 1,572 shares which would be outstanding upon the exercise of immediately exercisable stock options.

6. Includes 500 shares owned by spouse as to which beneficial ownership is disclaimed. Also includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

7. Includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options.

8. Includes 1,000 shares which would be outstanding upon the exercise of immediately exercisable stock options


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     James D. Morton, who is a member of the Board of Directors of the Company, is a shareholder in the law firm of Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania, counsel to the Company.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following summary compensation table sets forth the compensation awarded, accrued or paid for each of the Named Executives as of January 25, 1997, for services rendered in all capacities during the fiscal year ended January 25, 1997 and for the previous two years.


                           Summary Compensation Table
                           --------------------------

                                                                          Long-Term
                                               Annual                    Compensation
                                            Compensation          -------------------------
                                            -------------          Awards
                                                                  --------
                                                                    Stock       All Other
    Name and Principal                    Salary     Bonus         Options     Compensation
         Position              Year        ($)      $(1)(2)           #            (3)($)
         --------              ----       ------    -------        -------     ------------

Kent D. McElhattan             1996      $164,920   $258,655          N/A         $19,140
    Chief Executive Officer    1995      $160,000   $286 494          N/A         $20,220
                               1994      $150,000   $274,769          N/A         $28,918

James P. Hart                  1996      $119,035   $ 59,988          N/A         $11,350
    Chief Financial Officer    1995      $112,075   $ 58,500          N/A         $11,326
                               1994      $103,700   $ 54,563          N/A         $19,710

Garth F. Miller                1996      $127,675   $ 63,651          N/A         $11,685
    Vice President of          1995      $118,350   $ 61,755          N/A         $11,895
    Sales and Marketing        1994      $105,880   $ 57,357          N/A         $21,034
-----------------

1. Mr. McElhattan's bonus is calculated as a percentage of sales above the Company's break-even sales level.

2. Mr. Hart's and Mr. Miller's bonuses are calculated based upon the Company's increase in gross sales over the prior fiscal year and return on gross assets.

3. Includes Company contributions under the Company's Profit Sharing Plan and premiums on life insurance policies.

Option/SAR Exercises and Holdings

     The following table presents information with respect to the Named Executives concerning the exercise of options and/or SARs during the fiscal year ended January 25, 1997, and unexercised options held by such individuals as of January 25, 1997.

            Aggregated Option/SAR Exercises in Last Fiscal Year, and
                            FY-End Option/SAR Value
                            -----------------------

---------------------------------------------------------------------------------------------------------------------------------
(a)                                (b)               (c)                       (d)                               (e)

                                                Value Realized   Number of Securities Underlying         Value of Unexercised
                                                (Market Price     Unexercised Options at FY-End     In-the-Money Options at FY-End
                             Shares Acquired     at exercise      (#) Exercisable/Unexercisable     ($) Exercisable/Unexercisable
Name                         on Exercise (#)      date less
                                                option price)
                                                     ($)
---------------------------------------------------------------------------------------------------------------------------------
Kent D. McElhattan                   0                0                     2,352/588                           588/147
---------------------------------------------------------------------------------------------------------------------------------
James P. Hart                        0                0                     1,576/394                         394/98.50
---------------------------------------------------------------------------------------------------------------------------------
Garth F. Miller                      0                0                     1,572/393                         393/98.25
---------------------------------------------------------------------------------------------------------------------------------

                            DIRECTORS' COMPENSATION

     Directors who are not officers or employees of the Company receive, for all services as Directors, remuneration of $5,000 per year plus $500 per meeting for attendance at Committee meetings, and regular and special meetings of the Board and are reimbursed for their travel expenses for attendance at all such meetings. Directors who serve as Chairman of a Committee of the Board receive an additional $500 annually. In addition, each Director who is not an officer or employee of the Company is granted options to purchase 1,000 shares of Common Stock of the Company upon initial election or appointment to the Board. Directors who are also officers or employees of the Company do not receive directors' fees or any additional remuneration for so serving.

     Mr. Kenton E. McElhattan as Chairman of the Board of Directors received an annual fee of $96,000 and is provided the use of a Company car.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Overall Policy

     The Compensation Committee of the Board (the "Committee") was established in May, 1993. The Committee is composed entirely of nonemployee directors. It is responsible for oversight and administration of executive compensation. Its duties include performing an annual review of the Company's compensation program. In so doing, the Committee is to take into account achievement of corporate and individual objectives, and the overall effectiveness of the program.

Annual Compensation

     The Committee reviews and approves base salary levels for each officer by evaluating the Company's and individual's performance with input from the Chief Executive Officer. Historically, the Company has relied upon a Business Plan submitted by the Chief Executive Officer and the Board of Directors' collective knowledge of the industry, business of the company and functions that executives perform in making compensation decisions. In 1996, the base salary levels for named executive officers, other than the Chief Executive Officer, were determined by adjusting their 1995 salaries in accordance with this procedure. Base salary increases were awarded to recognize individual initiatives and contributions toward the Company's overall strong revenue levels during fiscal year 1995.

     Executive officers are also eligible for annual variable compensation awards. The awards are based solely on the achievement by the Company of pre-established performance goals. In

1996, annual bonuses for the Named Executive Officers were based upon the Company's increase in gross sales and return on gross assets.

Stock Option Plan

     In May of 1993, the Company adopted its 1993 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan permits the grant of incentive stock options and nonstatutory options. The option price for stock options granted under the Stock Option Plan may not be less than 100% of the market price on the date of the grant. Because stock options are not discounted below the market price, the options provide senior executives only the opportunity for appreciation in stock price. In connection with the Company's initial public offering, incentive stock options were issued to all permanent full time employees at the initial public offering price. The option grants reflect the Compensation Committee's desire to reward its employees for the success of the Company, to encourage the Named Executive Officers to remain in the employ of the Company, and to align their interests with the interests of the Company's shareholders following the initial public offering. The determination of the number of options awarded was based on the subjective recommendations of management and the Company's Board of Directors and the judgment of the Compensation Committee as to what was appropriate under the circumstances.
Since the initial public offering, the Committee has granted incentive stock options to all newly hired full time employees hired on the first date of their employment with the Company. No options were granted to any of the Named Executive Officers in fiscal year 1996.

1996 Compensation for the Chief Executive Officer

     The 1996 base salary for the Chief Executive Officer was increased in the same proportion as the other Named Executive Officers in recognition of the CEO's contributions to the Company's overall strong revenue levels during fiscal year 1995 and for leading the Company in its attainment of certain pre-established goals. The Chief Executive Officer has an Incentive Plan that is calculated based upon a percentage of sales increase above the break-even sales level. No changes were made in 1996 to the Incentive Plan for the President and CEO.

     Respectfully submitted by the Compensation Committee of the Board of Directors.

                                  James D. Morton, Chairman
                                  Herbert F. Gerhard
                                  Donald J. McGraw
                                  Kenton E. McElhattan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members are Kenton E. McElhattan, Herbert F. Gerhard, James D. Morton and Donald J. McGraw. Mr. McElhattan is a former officer of the Company. Mr. Morton is a shareholder of the law firm of Buchanan Ingersoll Professional Corporation which serves as counsel to the Company.

Company Performance

     In accordance with requirements of the Securities and Exchange Commission, the following line-graph presents a comparison of the shareholder returns (including reinvestment of dividends) with the NASDAQ Market Index and a market capitalization weighted index of peer companies for a period from June 30, 1993 (the date Company's Common Stock began to publicly trade) to January 25, 1997. The peer company group consists of the following companies: Safetytek Corp.; Vallen Corporation; Mine Safety Appliance Company; International Sensor Tech Inc.; and Sentex Sensing Technologies.

                              [performance graph]

                COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
   AMONG INDUSTRIAL SCIENTIFIC CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                               AND A PEER GROUP

                                                           NASDAQ
 Measurement period         Industrial Scientific       Stock Market   A Peer
(Fiscal year Covered)            Corporation             U.S. Index     Group

Measurement PT - 6/30/93            $100                    $100        $100

FYE 1/31/94                          168                     114         102
FYE 1/31/95                          111                     109         100
FYE 1/31/96                           95                     154         124
FYE 1/31/97                           91                     201         138


* $100 INVESTED ON 6/30/93 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JANUARY 31.


                                    AUDITORS

     The Board of Directors of the Company, following the recommendation of the Audit Committee has selected Coopers & Lybrand L.L.P. as the independent certified public accountants to examine the financial statements of the Company and its subsidiaries for fiscal year 1997. One or more representatives of Coopers & Lybrand L.L.P. will be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

                PROPOSALS OF SECURITY HOLDERS FOR CONSIDERATION
                   AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals for the 1998 Annual Meeting of the shareholders of the Company must be submitted to the Company, in care of the Secretary, 1001 Oakdale Road, Oakdale, Pennsylvania, 15701 on or before January 3, 1998 in order to be considered for inclusion in the 1998 proxy statement.

                               PROXY SOLICITATION

     The expenses of soliciting proxies will be paid by the Company which will also reimburse banks, brokerage houses and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. Some of the officers and other regular employees of the Company may solicit proxies personally, by telephone and by mail if deemed appropriate.

                                 OTHER BUSINESS

     As far as is known, no matters other than the matters hereinabove mentioned will come before the 1997 Annual Meeting. However, if any other matters should properly come before the 1997 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment for the best interests of the Company.

                       Industrial Scientific Corporation
                               1001 Oakdale Road
                               Oakdale, PA  15071

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
             THE ANNUAL MEETING OF THE SHAREHOLDERS, JUNE 11, 1997

     The undersigned hereby appoints James P. Hart and Patricia L. Gerney, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Industrial Scientific Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1001 Oakdale Road, Oakdale, Pennsylvania on Wednesday, June 11, 1997, at 10:00 a.m., or at any adjournments or postponements thereof. The above named proxies are hereby instructed to vote as shown on the reverse side of this card.

                          (CONTINUED ON REVERSE SIDE)

   1. Approval of a proposed amendment to the Articles of Incorporation of the Company (the "Amendment") that will eliminate the classification of the Board of Directors so that all directors will serve until the next annual meeting of the shareholders; and


                   / / FOR        / /  AGAINST        / / ABSTAIN


   2. If the Amendment is approved by the shareholders, to elect 5 directors to serve on the Company's Board of Directors until the next annual meeting and their successors are duly elected and qualified, or if the Amendment is not so approved, to elect 2 directors of the Company to serve for 3 year terms, or in each case until their successors are duly elected and qualified; and


       / /   FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY
             BELOW)
       / /   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

            NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Kenton E. McElhattan; Kent D. McElhattan/*/ ; Herbert F. Gerhard; James D. Morton/*/ ; and Donald J. McGraw.


   3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

-----------------------
/*/If the Amendment is not approved, Messrs. Kent D. McElhattan and James D. Morton have been nominated to the Class of the Board of Directors whose term expires at the 2000 Annual Meeting of the Shareholders.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR the Amendment to the Articles of Incorporation and FOR all director nominees.


PLEASE MARK, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


                                    Dated:  __________________, 1997


                                    ______________________________
                                    Signature


                                    ______________________________
                                    Signature

                                    NOTE:  Please sign exactly as name
                                    appears hereon. When signing as
                                    attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


If you plan to attend the Annual Meeting, please indicate by checking this box. / /